UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2019, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Commitment Letter (the “Commitment Letter”) with TPG Sixth Street Partners, LLC, in its capacity as agent for and on behalf of its affiliated funds, related funds and investment vehicles (“TSSP”).

The Commitment Letter provides for a binding commitment from TSSP to provide a $300 million first lien secured term loan credit facility (the “TSSP Facility”) to the Company, subject to (i) the execution of a financing agreement in the form attached thereto as Exhibit A by the Company, its subsidiaries as guarantors and TSSP (the “Financing Agreement”), together with any mutually agreed changes thereto reasonably requested by TSSP or the Company, and a fee letter in the form attached thereto as Exhibit B, and (ii) satisfaction (or waiver) of customary initial conditions precedent to the effectiveness of the Financing Agreement as set forth therein.

The TSSP Facility will provide for availability to the Company in three tranches: (i) $200 million will be immediately available upon the closing of the TSSP Facility; (ii) $50 million will be available upon the designation of the Company’s ANNOVERATM product as a new category of birth control by the U.S. Food and Drug Administration on or prior to December 31, 2019; and (iii) $50 million will be available upon the Company achieving $11 million in net revenues from the Company’s IMVEXXY®, BIJUVATM and ANNOVERATM products for the fourth quarter of 2019.

Borrowings under the TSSP Facility will accrue interest at 3-month LIBOR plus 7.75%, subject to a LIBOR floor of 2.70%. Interest on amounts borrowed under the TSSP Facility will be payable quarterly. The outstanding principal amount of the TSSP Facility will be payable in four equal quarterly installments beginning on June 30, 2023, with the TSSP Facility maturing on March 31, 2024. The Company will also be required to pay TSSP certain facility, administrative and, if applicable, prepayment fees.

The Financing Agreement contains customary restrictions and covenants applicable to the Company. Among other requirements, the Company will be required to (i) maintain a minimum cash balance of $50 million, which will increase to $60 million if the Company draws either the second or third tranche of the TSSP Facility, and (ii) achieve certain minimum consolidated net revenue amounts attributable to commercial sales of the Company’s products beginning with the fiscal quarter ending December 31, 2020.

The Company anticipates entering into the Financing Agreement and closing the TSSP Facility on or before May 10, 2019, subject to the satisfaction of the conditions precedent in the Commitment Letter. If TSSP is ready, willing and able to provide the proceeds of the TSSP Facility on the terms and conditions set forth in the Commitment Letter and the closing does not occur on or prior to a specified date, the Company will be obligated to pay a break-up fee to TSSP in an amount equal to a specified percentage of the initial tranche of the TSSP Facility.

Item 1.02 Termination of a Material Definitive Agreement.

On April 17, 2019, the Company notified its existing lender, MidCap Financial Trust (“MidCap”), that the Company will be terminating its existing Credit and Security Agreement, dated May 1, 2018, as amended, with MidCap (the “MidCap Agreement”). A portion of the initial tranche of borrowing under the TSSP Facility in the amount of approximately $81 million will be used to repay amounts outstanding under the MidCap Agreement, which includes a prepayment fee of 4% and other fees and expenses payable to MidCap. The MidCap Agreement will terminate concurrent with the Company entering into the Financing Agreement and closing the TSSP Facility on or before May 10, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2019, the Company entered into the Commitment Letter. The description of the Commitment Letter set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the termination of the MidCap Agreement set forth under Item 1.02 is hereby incorporated by reference into this Item 2.04 as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On April 17, 2019, the Company issued a press release announcing that it had entered into the Commitment Letter. A copy of the press release is attached as Exhibit 99.1 hereto.

Also on April 17, 2019, the Company issued a press announcing the commercial availability of BIJUVA (estradiol and progesterone capsules, 1 mg/100 mg) in the United States. BIJUVA is the first and only FDA-approved bio-identical hormone therapy combination of estradiol and progesterone in a single, oral daily capsule for the treatment of moderate-to-severe vasomotor symptoms (commonly known as hot flashes or flushes) due to menopause in women with a uterus. A copy of the press release is attached as Exhibit 99.2 hereto.

The Company is furnishing as Exhibit 99.3 to this Current Report on Form 8-K an investor presentation which will be used, in whole or in part, and subject to modification, on April 17, 2019 and at subsequent meetings with investors or analysts.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1, 99.2 and 99.3 hereto shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 17, 2019, issued by TherapeuticsMD, Inc., titled TherapeuticsMD Signs Binding Commitment Letter for $300 Million Non-Dilutive Term Loan Financing Facility with TPG Sixth Street Partners.
99.2	Press Release, dated April 17, 2019, issued by TherapeuticsMD, Inc., titled TherapeuticsMD Announces Commercial Availability of BIJUVA™ in the U.S.
99.3	TherapeuticsMD, Inc. presentation dated April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2019

THERAPEUTICSMD, INC.
/s/ Daniel A. Cartwright
Name:	Daniel A. Cartwright
Title:	Chief Financial Officer